     As filed with the Securities and Exchange Commission on April 20, 2000

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                            -----------------------


                             Forest Oil Corporation
             (Exact name of registrant as specified in its charter)

                  New York                                                                 25-0484900
      (State or other jurisdiction of                                          (I.R.S. Employer Identification No.)
       incorporation or organization)                                                    Joan C. Sonnen
               1600 Broadway                                                        Vice President-Controller
                 Suite 2200                                                          and Corporate Secretary
           Denver, Colorado 80202                                                         1600 Broadway,
               (303) 812-1400                                                               Suite 2200
(Address, including zip code, and telephone number,                                    Denver, Colorado 80202
      including area code, of registrant's                                                 (303) 812-1400
         principal executive offices)                                         (Name, address, including zip code, and
                                                                                        telephone number,
                                                                            including area code, of agent for service)


                                                       Copy to:

                                                     Alan P. Baden
                                                Vinson & Elkins L.L.P.
                                              1325 Avenue of the Americas
                                                      17th Floor
                                               New York, New York 10019
                                                    (917) 206-8000
                                                 (917) 206-8100 (fax)
                                                -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE
===================================================================================================================
    Title of Securities To Be Registered(1)        Proposed Maximum Aggregate Offering   Amount of Registration Fee
                                                                 Price(2)
--------------------------------------------------------------------------------------------------------------------
Debt Securities
Preferred Stock
Common Stock, including attached preferred share
 purchase rights
Securities Warrants

        Total                                                   $500,000,000                       $132,000
--------------------------------------------------------------------------------------------------------------------

(1) Certain information as to each class of securities to be registered is not specified in accordance with General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended. We are registering for issuance and sale an indeterminate dollar amount of debt securities, preferred stock, common stock and securities warrants. In addition, these securities may be issued upon conversion, redemption, or exercise of debt securities, preferred stock, depositary shares or securities warrants.

(2) The proposed maximum aggregate offering price has been estimated solely to calculate the registration fee under Rule 457(o).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant files a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

Prospectus





                             Forest Oil Corporation
                                 1600 Broadway,
                                   Suite 2200
                             Denver, Colorado 80202
                                 (303) 812-1400



                                Debt Securities

                                Preferred Stock

                                  Common Stock

                              Securities Warrants



    _______________________________________________________________________




We may offer and sell the securities listed above with an aggregate offering price up to $500 million in connection with this prospectus. We will provide specific terms of these offerings and securities in supplements to this prospectus.


You should read this prospectus and any supplement to this prospectus carefully before you invest.


    _______________________________________________________________________



Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated April 20, 2000.


The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                               TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS..................................  1
WHERE YOU CAN FIND MORE INFORMATION....................  1
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS..  2
THE COMPANY............................................  3
USE OF PROCEEDS........................................  3
RATIO OF EARNINGS TO FIXED CHARGES.....................  3
DESCRIPTION OF DEBT SECURITIES.........................  3
DESCRIPTION OF CAPITAL STOCK...........................  8
DESCRIPTION OF SECURITIES WARRANTS..................... 11
PLAN OF DISTRIBUTION................................... 13
LEGAL MATTERS.......................................... 14
EXPERTS................................................ 14


                             ABOUT THIS PROSPECTUS

       This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $500 million. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the securities to be sold. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by our company in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the following section.

                      WHERE YOU CAN FIND MORE INFORMATION

       We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

       Our common stock is listed on the New York Stock Exchange under the symbol "FST." Our reports, proxy statements and other information may be read and copied at the New York Stock Exchange at 30 Broad Street, New York, New York 10005.

       The SEC allows our company to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities or until we terminate this offering:

       .  our Annual Report on Form 10-K for the year ended December 31,
          1999;

       .  our Current Report on Form 8-K, filed on February 22, 2000;

       . the description of our common stock contained in our Form 8-A filed on October 20, 1997.

       You may request a copy of these filings at no cost, by writing our company at the following address or telephoning our company at the following number:

             Forest Oil Corporation
             Attention:  Corporate Secretary
             1600 Broadway
             Suite 2200
             Denver, Colorado 80202
             (303) 812-1400

       You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

             CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

       This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this prospectus and the documents we incorporate by reference and include statements regarding our plans, beliefs or current expectations, including those plans, beliefs and expectations of our officers and directors with respect to, among other things:

       .  budgeted capital expenditures;

       .  increases in oil and gas production;

       .  our outlook on oil and gas prices;

       .  estimates of our oil and gas reserves;

       .  our future financial condition or results of operations; and

       . our business strategy and other plans and objectives for future operations.

       Although we believe that the expectations reflected in such forward-looking statements are reasonable, any such forward-looking statements are not assurances of future performance and involve risks and uncertainties. Certain risks and uncertainties could cause our actual results to differ materially from anticipated results contained in any forward-looking statements. Prices for oil and natural gas fluctuate widely. Numerous uncertainties are inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures. Many of these uncertainties are beyond our control. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of such data by geological engineers. As a result, estimates made by different engineers often vary from one another. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered. Other factors include:

       .  drilling results;

       .  oil and gas prices;

       .  industry conditions;

       .  the prices of goods and services;

       .  the availability of drilling rigs and other support services; and

       .  the availability of capital resources.

       The information contained in this prospectus, and the documents incorporated by reference into this prospectus, identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.

       All forward-looking statements attributable to our company are expressly qualified in their entirety by this cautionary statement.

                                  THE COMPANY

       Forest Oil Corporation is an independent oil and gas company. We are engaged in the acquisition, exploration, development, production and marketing of natural gas and liquids. Forest was incorporated in New York in 1924, the successor to a company formed in 1916, and has been a publicly held company since 1969. The Anschutz Corporation, a private Denver-based corporation currently owns approximately 37% of our common stock. Forest's principal reserves and producing properties are located in North America. In the United States, we have business units operating in three areas: offshore Gulf of Mexico, onshore Gulf of Mexico, and the Western United States. Our fourth business unit is in Canada, where our oil and gas operations are conducted by our wholly owned subsidiary, Canadian Forest Oil Ltd. Our fifth business unit consists of interests in various other countries, including Thailand, South Africa, Italy, Switzerland and Tunisia; activity in these areas has, to date, been exploratory in nature and is conducted by our wholly owned subsidiary, Forest Oil International.

       Our principal executive offices are located at 1600 Broadway, Suite 2200, Denver Colorado, 80202, and our telephone number at our offices is (303) 812-1400.

                                USE OF PROCEEDS

       Unless otherwise provided in a prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and any prospectus supplement for general corporate purposes, which may include repayment of indebtedness, the financing of capital expenditures, future acquisitions and additions to our working capital.

                       RATIO OF EARNINGS TO FIXED CHARGES

A description of our company's ratio of earnings to fixed charges or earnings to combined fixed charges and preferred stock dividends, as applicable, on a consolidated basis, will appear in an applicable Prospectus Supplement.

                         DESCRIPTION OF DEBT SECURITIES

       Any debt securities issued using this prospectus ("Debt Securities") will be our direct unsecured general obligations. The Debt Securities will be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities").

       The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures between our company and a U.S. banking institution (a "Trustee"). The Trustee for each series of Debt Securities will be identified in the applicable prospectus supplement. Senior Debt Securities will be issued under a "Senior Indenture" and Subordinated Debt Securities will be issued under a "Subordinated Indenture." Together the Senior Indenture and the Subordinated Indenture are called "Indentures."

       The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement will be described in the prospectus supplement.

       We have summarized selected provisions of the Indentures below. The summary is not complete. The forms of the Indentures have been filed as exhibits to the registration statement and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to section numbers of the applicable Indentures so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular sections or defined terms of the Indentures, such sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in this summary have the meanings specified in the Indentures.

General

       The Indentures provide that Debt Securities in separate series may be issued from time to time without limitation as to aggregate principal amount.
We may specify a maximum aggregate principal amount for the Debt Securities of any series. (Section 301) We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the applicable Indenture.

       The Senior Debt Securities will rank equally with all of our other senior unsecured and unsubordinated debt ("Senior Debt"). The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt as described under "--Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any Subordinated Debt Securities.

       A prospectus supplement and a supplemental indenture relating to any series of Debt Securities being offered will include specific terms related to the offering, including the price or prices at which the Debt Securities to be offered will be issued. These terms will include some or all of the following:

       .  the title of the Debt Securities;

       . whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities;

       .  the total principal amount of the Debt Securities;

       . the dates on which the principal of the Debt Securities will be payable;

       . the interest rate of the Debt Securities and the interest payment dates for the Debt Securities;

       .  the places where payments on the Debt Securities will be payable;

       . any terms upon which the Debt Securities may be redeemed at our option;

       . any sinking fund or other provisions that would obligate our company to repurchase or otherwise redeem the Debt Securities;

       .  whether the Debt Securities are defeasible;

       .  any addition to or change in the Events of Default;

       . if convertible into our common stock or any of our other securities, the terms on which such Debt Securities are convertible;

       . any addition to or change in the covenants in the applicable Indenture; and

       . any other terms of the Debt Securities not inconsistent with the provisions of the applicable Indenture. (Section 301)

       The Indentures do not limit the amount of Debt Securities that may be issued. Each Indenture allows Debt Securities to be issued up to the principal amount that may be authorized by our company and may be in any currency or currency unit designated by us.

       If so provided in the applicable prospectus supplement, we may issue the Debt Securities at a discount below their principal amount and pay less than the entire principal amount of the Debt Securities upon declaration of acceleration of their maturity ("Original Issue Discount Securities"). The applicable prospectus supplement will describe all material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities.

Senior Debt Securities

       The Senior Debt Securities will be unsecured senior obligations and will rank equally with all other senior unsecured and unsubordinated debt. The Senior Debt Securities will, however, be subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness. Except as provided in the applicable Senior Indenture or specified in any authorizing resolution or supplemental indenture relating to a series of Senior Debt Securities to be issued, no Senior Indenture will limit the amount of additional indebtedness that may rank equally with the Senior Debt Securities or the amount of indebtedness, secured or otherwise, that may be incurred or preferred stock that may be issued by any of our subsidiaries.

Subordination of Subordinated Debt Securities

       Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Debt Securities will generally be subordinated in right of payment to the prior payment in full of all of our Senior Debt, including any Senior Debt Securities. The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series, including:

       . the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, bankruptcy, insolvency or similar proceedings;

       . the applicability and effect of such provisions in the event of specified defaults with respect to Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

       . the definition of Senior Debt applicable to the Subordinated Debt Securities of that series.

       The failure to make any payment on any of the Subordinated Debt Securities due to the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not prevent the occurrence of an Event of Default under the Subordinated Debt Securities.

Conversion Rights

       The Debt Securities may be converted into other securities of our company, if at all, according to the terms and conditions of an applicable prospectus supplement. Such terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holders of such series of Debt Securities or at the option of our company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Debt Securities.

Form, Exchange and Transfer

       The Debt Securities of each series will be issuable only in fully registered form, without coupons. Unless otherwise indicated in the applicable prospectus supplement, the securities will be issued in denominations of $1,000 each or multiples thereof. (Section 302)

       Subject to the terms of the applicable Indenture and the limitations applicable to global securities, Debt Securities may be transferred or exchanged at the corporate trust office of the Trustee or at any other office or agency maintained by our company for such purpose, without the payment of any service charge except for any tax or governmental charge. (Sections 305 and 1002)

Global Securities

       The Debt Securities of any series may be issued, in whole or in part, by one or more global certificates that will be deposited with a depositary identified in the applicable prospectus supplement.

       No global security may be exchanged in whole or in part for Debt Securities registered in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

       .  the depositary is unwilling or unable to continue as depositary;

       .  an Event of Default has occurred and is continuing; or

       .  as otherwise provided in a prospectus supplement.

       Unless otherwise stated in any prospectus supplement, The Depository Trust Company ("DTC") will act as depository. Beneficial interests in global certificates will be shown on, and transfers of global certificates will be affected only through records maintained by DTC and its participants.

Payment

       Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any interest payment date will be made to the person in whose name such Debt Security is registered at the close of business on the regular record date for such interest. (Section 307)

       Unless otherwise indicated in the applicable prospectus supplement, principal interest and any premium on the Debt Securities will be paid at designated places. However, at our option, payment may be made by check mailed to the persons in whose names the Debt Securities are registered on days specified in the Indenture or any prospectus supplement. (Sections 1002 and
1003)

Consolidation, Merger and Sale of Assets

       We may consolidate with or merge into, or sell or lease substantially all of our properties to any person if:

       . the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

       . immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

       . any other conditions specified in the applicable prospectus supplement are met. (Section 801)

Events of Default

       Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default ("Event of Default") under the
Indentures:

       . failure to pay principal or premium on any Debt Security of that series when due;

       . failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

       . failure to deposit any sinking fund payment, when due, on any Debt Security of that series;

       . failure to perform any other covenant or the breach of any warranty in the Indenture for 90 days after being given written notice;

       . certain events of bankruptcy, insolvency or reorganization affecting us; and

       . any other Event of Default included in the applicable Indenture or supplemental indenture.
          (Section 501)

       If an Event of Default (other than as a result of bankruptcy, insolvency or reorganization) for any series of Debt Securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series may declare the principal amount of the Debt Securities of that series (or, such portion of the principal amount of such Debt Securities, as may be specified in a prospectus supplement) to be due and payable immediately. If an Event of Default results from bankruptcy, insolvency or reorganization, the principal amount of all the Debt Securities of a series (or, such portion of the principal amount of such Debt Securities as may be specified in a prospectus supplement) will automatically become immediately due and payable. If an acceleration occurs, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of that series can rescind the acceleration. (Section 502)

       Other than its duties in case of an Event of Default, a Trustee is not obligated to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders, unless the holders offer the Trustee reasonable indemnity. (Section 603) Subject to the indemnification of the Trustees, the holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 512)

       The holders of Debt Securities of any series will not have any right to institute any proceeding with respect to the applicable Indenture, unless:

       . the holder has given written notice to the Trustee of an Event of Default;

       . the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

       . the Trustee fails to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

       Such limitations do not apply, however, to a suit instituted by a holder of a Debt Security for the enforcement of payment of the principal, interest or premium on such Debt Security on or after the applicable due date specified in such Debt Security. (Section 508)

       We will be required to furnish to each Trustee annually within 120 days of the end of each fiscal year a statement by certain of our officers as to whether or not we are in default in the performance of any of the terms of the applicable Indenture. (Section 1004)

Modification and Waiver

       Under each Indenture, our rights and obligations and the rights of holders may be modified with the consent of the holders of a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. No modification of the principal or interest payment terms, and no modification reducing the percentage required for modifications, is effective against any holder without its consent.

Defeasance and Covenant Defeasance

       If, and to the extent, indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of the Indentures, relating to defeasance and discharge of indebtedness and to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series. (Section 1301)

       Defeasance and Discharge. The Indentures provide that, upon the exercise of our option (if any), we will be discharged from all our obligations with respect to the applicable Debt Securities upon the deposit in trust for the benefit of the holders of such Debt Securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to the discharge of our obligations with respect to a series of Debt Securities will be described in an applicable prospectus supplement.

       Defeasance of Certain Covenants. The Indentures provide that, upon the exercise of our option (if any), we may omit to comply with certain restrictive covenants described in an applicable prospectus supplement, the occurrence of certain Events of Default as described in an applicable prospectus supplement will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such Debt Securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the respective stated maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Any additional conditions to exercising this option with respect to a series of Debt Securities will be described in an applicable prospectus supplement. (Sections 1303 and 1304)

Notices

       Notices to holders of Debt Securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

Title

       We, the Trustees and any agent of ours or a Trustee may treat the person in whose name a Debt Security is registered as the absolute owner of the Debt Security, whether or not such Debt Security may be overdue, for the purpose of making payment and for all other purposes. (Section 308)

Governing Law

       The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

       Pursuant to our restated certificate of incorporation, our authorized capital stock consists of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of December 31, 1999, we had 53,809,159 shares of common stock outstanding, and no shares of preferred stock outstanding.

Common Stock

       Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "FST". Any additional common stock we issue will also be listed on the NYSE.

       All outstanding shares of common stock are fully paid and non-assessable. Any additional common stock we issue will also be fully paid and non-assessable.

       Our common shareholders are entitled to one vote per share in the election of directors and on all other matters submitted to a vote of our common shareholders. Our common shareholders do not have preemptive or cumulative voting rights.

       Our common shareholders are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for the payment of dividends. Dividends on our common stock are, however, subject to any preferential dividend rights of outstanding preferred stock. We do not intend to pay cash dividends on our common stock in the foreseeable future.
Upon our liquidation, dissolution or winding up, our common shareholders are entitled to receive ratably our net assets available after payment of all of our debts and other liabilities. Any payment is, however, subject to the prior rights of any outstanding preferred stock. Our common shareholders do not have any preemptive, subscription, redemption or conversion rights.

       We will notify common shareholders of any shareholders' meetings according to applicable law. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.


Preferred Stock

       The following summary describes certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a description will be filed with the SEC and the specific terms of the preferred stock will be described in the prospectus supplement, including the following terms:

       . the series, the number of shares offered and the liquidation value of the preferred stock;

       .  the price at which the preferred stock will be issued;

       . the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

       .  the liquidation preference of the preferred stock;

       .  the voting rights of the preferred stock;

       . whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

       . whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion; and

       . any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

       Our restated certificate of incorporation allows our board of directors to issue preferred stock from time to time in one or more series, without any action being taken by our shareholders. The board can also determine the number of shares of each series. Subject to the provisions of our restated certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue shares of a series of our preferred stock, and establish their terms. These terms may include:

       .  voting powers;

       .  designations;

       .  preferences;

       .  dividend rights;

       .  dividend rates;

       .  terms of redemption;

       .  redemption process;

       .  conversion rights; and

       . any other terms permitted to be established by our certificate of incorporation and by applicable law.

       In some cases, the issuance of preferred stock could delay a change in control of the company and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock.

       The preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

       Certain provisions in our restated certificate of incorporation, by-laws, shareholders' rights plan and the New York Business Corporation Law ("NYBCL") may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts.

Blank Check Preferred Stock. Our restated certificate of incorporation authorizes the issuance of blank check preferred stock. Our board of directors can set the voting, redemption, conversion and other rights relating to such preferred stock and can issue such stock in either a private or public transaction. The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of common stock and the likelihood that holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control of our company. In some circumstances, the blank check preferred stock could be issued and have the effect of preventing a merger, tender offer or other takeover attempt which our board of directors opposes.

Shareholders' Rights Agreement. Our board of directors has adopted a shareholders' rights plan. Under the rights plan, each share of common stock includes a preferred stock purchase right (the Rights). Each right entitles the registered holder under the circumstances described below to purchase from our company one one-hundredth of a share of our First Series Junior Preferred Stock, par value $0.01 per share (the "preferred shares"), at a price of $30 per one one-hundredth of a preferred share, subject to adjustment. The following is a summary of certain terms of the rights agreement. The rights agreement is filed as an exhibit to the registration statement of which this prospectus is a part, and this summary is qualified by reference to the specific terms of the rights agreement.

       Until the distribution date, the rights attach to all common stock certificates representing outstanding shares. No separate right certificate will be distributed. A right is issued for each share of common stock issued. The rights will separate from the common stock and a distribution date will occur upon the earlier of

       . 10 business days following a public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 20% or more of our outstanding common stock; or

       . 10 business days following the commencement or announcement of an intention to commence a tender offer or exchange offer the completion of which would result in the beneficial ownership by a person or group of 20% or more of our outstanding common stock.

       Until the distribution date or the earlier of redemption or expiration of the rights, the rights will be evidenced by the certificates representing the common stock with a copy of a summary of such rights attached thereto. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate rights certificates alone will thereafter evidence the rights.

       The rights are not exercisable until the distribution date. The rights will expire on October 29, 2003, unless the expiration date is extended or the rights are earlier redeemed or exchanged.

       If a person or group acquires 20% or more of our voting stock, each right then outstanding, other than rights beneficially owned by the acquiring persons, which would become null and void, becomes a right to buy that number of shares of common stock, or under certain circumstances, the equivalent number of one one-hundredths of a preferred share, that at the time of such acquisition has a market value of two times the purchase price of the right.

       If we are acquired in a merger or other business combination transaction or assets constituting more than 50% of our consolidated assets or producing more than 50% of our earning power or cash flow are sold, proper provision will be made so that each holder of a right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the right, that number of shares of common stock of the acquiring company that at the time of such transaction has a market value of two times the exercise price of the right.

       The dividend and liquidation rights, and the non-redemption feature, of the preferred shares are designed so that the value of one one-hundredth of a preferred share purchasable upon exercise of each right will approximate the value of one share of common stock. The preferred shares issuable upon exercise of the rights will be non-redeemable and rank junior to all other series of our preferred stock. Each whole preferred share will be entitled to receive a quarterly preferential dividend in an amount per share equal to the greater of
(a) $1.00 in cash, or (b) 100 times the aggregate per share dividend declared on the common stock. In the event of liquidation, the holders of preferred shares will be entitled to receive a preferential liquidation payment per whole share equal to the greater of (a) $100 per share, or (b) 100 times the aggregate amount to be distributed per share of common stock. In the event of any merger, consolidation or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash or other property, each whole preferred share will be entitled to 100 times the amount received per share of common stock. Each whole preferred share will be entitled to 100 votes on all matters submitted to a vote of our shareholders', and preferred shares will generally vote together as one class with the common stock and any other capital stock on all matters submitted to a vote of our shareholders'.

       The purchase price and the number of one one-hundredths of a preferred share or other securities or property issuable upon exercise of the rights may be adjusted from time to time to prevent dilution.

       At any time after a person or group of affiliated or associated persons acquires beneficial ownership of 20% or more of our outstanding voting stock and before a person or group acquires beneficial ownership of 50% or more of our outstanding voting stock, our board of directors may, at its option, issue common stock in mandatory redemption of, and in exchange for, all or part of the then outstanding exercisable rights, other than rights owned by such person or group, which would become null and void, at an exchange ratio of one share of common stock, or one one-hundredth of a preferred share, for each two shares of common stock for which each right is then exercisable, subject to adjustment.

       At any time prior to the acquisition by a person or group of beneficial ownership of 20% or more of the outstanding common stock, our board of directors may redeem all, but not less than all, the then outstanding rights at a price of $0.01 per right. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish. Immediately upon the action of our board of directors ordering redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.



       Business Combinations under New York law. We are a New York corporation and are subject to the New York Business Corporation Law ("NYBCL"). The business combination provisions of Section 912 of the NYBCL could prohibit or delay mergers or other takeovers or change in control attempts with respect to our company and, accordingly, may discourage attempts to acquire our company. In general such provisions prohibit an interested shareholder (i.e., a person who owns 20% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested shareholder became an interested shareholder, was approved by the board of directors prior to the interested shareholder's stock acquisition date, (b) the business combination transaction was approved by the disinterested shareholders at a meeting called no earlier than five years after the interested shareholder's stock acquisition date, or (c) if the business combination transaction takes place no earlier than five years after the interested shareholder's stock acquisition date, the price paid to all the shareholders under such transaction meets statutory criteria.

       A business combination is defined by Section 912 of the NYBCL as including various transactions between the corporation and an interested shareholder, including mergers, consolidations, transfers of assets (whether by sale, lease, exchange, mortgage, pledge, transfer or otherwise), certain share issuances, liquidation or dissolution, certain reclassifications of securities and other transactions resulting in financial benefit to a shareholder.

       A business combination transaction with The Anschutz Corporation is not prohibited by Section 912 of the NYBCL because the transaction in which The Anschutz Corporation became the holder of more than 20% of Forest's common stock was approved by the board of directors.

Transfer Agent and Registrar

       Our transfer agent and registrar for the common stock in the United States is ChaseMellon Shareholder Services L.L.C.

                       DESCRIPTION OF SECURITIES WARRANTS

       We may issue securities warrants for the purchase of debt securities, preferred stock, common stock or other securities. Securities warrants may be issued independently or together with debt securities, preferred stock, or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of securities warrants will be issued under a separate warrant agreement to be entered into between our company and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of securities warrants. The securities warrant agent will act solely as an agent of our company in connection with the securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

       The following summary of certain provisions of the securities warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the securities warrant agreements.

       Reference is made to the prospectus supplement relating to the particular issue of securities warrants offered thereby for the terms of and information relating to such securities warrants, including, where applicable:

       . the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of securities warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

      . the number of shares of common stock purchasable upon the exercise of securities warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

      . the number of shares and series of preferred stock purchasable upon the exercise of securities warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

      . the designation and number of units of other securities purchasable upon the exercise of securities warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

      . the date on which the right to exercise such securities warrants shall commence and the date on which such right shall expire;

      . United States federal income tax consequences applicable to such securities warrants;

      . the amount of securities warrants outstanding as of the most recent practicable date; and

      .  any other terms of such securities warrants.

Securities warrants will be issued in registered form only. The exercise price for securities warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

       Each securities warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of preferred stock, common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the securities warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised securities warrants will become void. The place or places where, and the manner in which, securities warrants may be exercised shall be specified in the prospectus supplement relating to such securities warrants.

       Prior to the exercise of any securities warrants to purchase debt securities, preferred stock, common stock or other securities, holders of such securities warrants will not have any of the rights of holders of debt securities, preferred stock, common stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable Indenture, or to receive payments of dividends, if any, on the preferred stock, or common stock purchasable upon such exercise, or to exercise any applicable right to vote.

                             PLAN OF DISTRIBUTION

       We may sell the offered securities:

       .  through underwriters or dealers;

       .  through agents; or

       . directly to one or more purchasers, including existing shareholders in a rights offering.

By Underwriters

       If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated in the prospectus supplement the underwriters must purchase all the securities of the series offered by a prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

       Offered securities may also be sold through agents designated by us. Unless indicated in the prospectus supplement, any such agent is acting on a best efforts basis to solicit purchases for the period of its appointment.

Direct Sales; Rights Offerings

       Offered securities may also be sold directly by us. In this case, no underwriters or agents would be involved. We may sell offered securities upon the exercise of rights which may be issued to our shareholders.

Delayed Delivery Arrangements

       We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase offered securities providing for payment and delivery on a future date specified in the prospectus supplement. Institutional investors to which such offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and such other institutions as may be approved by us. The obligations of any such purchasers under such delayed delivery and payment arrangements will be subject to the condition that the purchase of the offered securities will not at the time of delivery be prohibited under applicable law. The underwriters and such agents will not have any responsibility with respect to the validity or performance of such contracts.

General Information

       Underwriters, dealers and agents that participate in the distribution of offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from our company and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

       We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

       Underwriters, dealers and agents may engage in transactions with, or perform services for, our company or our subsidiaries in the ordinary course of their businesses.

                                 LEGAL MATTERS

       Our legal counsel, Vinson & Elkins L.L.P., New York, New York, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                    EXPERTS

       The consolidated financial statements of Forest Oil Corporation as of December 31, 1999 and 1998, and for each of the years in the three-year period ended December 31, 1999, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

          The following table sets forth the estimated expenses payable by Forest Oil Corporation (the "Company") in connection with the issuance and distribution of the securities covered by this Registration Statement.

        Registration Fee..............................................  $132,000
        Fees and expenses of accountant...............................   125,000
        Fees and expenses of legal counsel............................   325,000
        Fees and expenses of Trustee and counsel......................    50,000
        Printing and engraving expenses...............................   175,000
        Miscellaneous.................................................   168,000
             Total                                                      $975,000
                                                                        ========

Item 15.    Indemnification of Directors and Officers.

       Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which the Company is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or by-laws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification. Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

       Article IX of the By-laws of the Company contains very broad indemnification provisions which permit the Company to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this By-law is an exclusive method of indemnification.

       The Underwriting Agreements that the Company may enter into with respect to the offer and sale of securities covered by this Registration Statement will contain certain provisions for the indemnification of directors and officers of the Company and the Underwriters or Sales Agent, as applicable, against civil liabilities under the Securities Act.

Item 16.    Exhibits.

       The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:


Exhibit
    No.                         Exhibit
    --                         -------

    *1.1  -   Form of Underwriting Agreement (Debt Securities).
    *1.2  -   Form of Underwriting Agreement (Preferred Stock).
    *1.3  -   Form of Underwriting Agreement (Common Stock).
    *1.4  -   Form of Underwriting Agreement (Securities Warrants).
     4.1  -   Restated Certificate of Incorporation of the Company dated October
              14, 1993, incorporated herein by
              reference to Exhibit 3(i) to the
              Company's Form 10-Q for the quarter ended
              September 30, 1993 (File No. 0-4597).
     4.2  -   Certificate of Amendment of the Restated Certificate of
              Incorporation of the Company dated as of July 20, 1995,
              incorporated herein by reference to Exhibit 3(i)(a) to the
              Company's Form 10-Q for the quarter ended June 30, 1995 (File No.
              0-4597).
     4.3  -   Certificate of Amendment of the Restated Certificate of
              Incorporation dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to the Company's Form 10-Q for the
              quarter ended June 30, 1995 (File No. 0-4597).
     4.4  -   Certificate of Amendment of the Restated Certificate of
              Incorporation dated as of January 5, 1996, incorporated herein by reference to Exhibit 3(i)(c) to the Company's Registration
              Statement on Form S-2 (File No. 33-64949).
     4.5  -   Restated By-laws for the Company dated as of May 9, 1990,
              Amendment No. 1 to By-laws dated as of April 2, 1991, Amendment
              No. 2 to By-laws as of May 8, 1991, Amendment No. 3 to By-laws dated as of July 30, 1991, Amendment No. 4 to By-laws dated as of
              January 17, 1992, Amendment No. 5 to By-laws dated as of March 18,
              1993 and Amendment No. 6 to Bylaws dated as of September 14, 1993, incorporated herein by reference to Exhibit 3 (ii) to the
              Company's Form 10-Q for the quarter ended September 30, 1993 (File
              No. 0-4597).
     4.6  -   Amendment No. 7 to By-laws dated as of December 3, 1993,
              incorporated herein by reference to Exhibit 3(ii)(a) the Company's
              Form 10-K for the year ended December 31, 1993 (File No. 0-4597).
     4.7  -   Amendment No. 8 to By-laws dated as of February 24, 1994,
              incorporated herein by reference to Exhibit 3(ii)(b) to the
              Company's Form 10-K for the year ended December 31, 1993 (File No.
              0-4597).
     4.8  -   Amendment No. 9 to By-laws dated as of May 15, 1995, incorporated herein by reference to Exhibit 3(ii)(c) to the Company's Form 10-Q for the quarter ended June 30, 1995 (File No. 0-4597).
     4.9  -   Amendment No. 10 to By-laws dated as of July 27, 1995,
              incorporated herein by reference to Exhibit 3(ii)(d) to the
              Company's Form 10-Q for the quarter ended June 30, 1995 (File No.
              0-4597).
    4.10  -   Rights Agreement between Forest Oil Corporation and Mellon
              Securities Trust Company, as Rights Agent dated as of October 14,
              1993, incorporated herein by reference to Exhibit 4.3 to the
              Company's Form 10-Q for the quarter ended September 30, 1993 (File
              No. 0-4597).
    4.11  -   Amendment No. 1 dated as of July 27, 1995 to Rights Agreement dated as of October 14, 1993 between Forest Oil Corporation and
              Mellon Securities Trust Company, incorporated herein by reference to Exhibit 99.5 of the Company's Form 8-K dated October 11, 1995
              (File No. 0-4597).
    4.12  -   Amendment No. 2 dated as of June 25, 1998 to Rights Agreement dated as of October 14, 1993 between Forest Oil Corporation and
              Mellon Securities Trust Company, incorporated herein by reference to Exhibit 99.1 of the Company's Form 8-K dated June 25, 1998
              (File No. 0-4597).
  **4.13  -   Form of Senior Debt Indenture.
  **4.14  -   Form of Subordinated Debt Indenture.
  **4.15  -   Form of Senior Debt Securities (included in Exhibit 4.13).
  **4.16      Form of Subordinated Debt Securities (included in Exhibit 4.14).

   *4.17  -   Form of Securities Warrants.
   **5.1  -   Opinion of Vinson & Elkins L.L.P.
  **23.1  -   Consent of KPMG LLP.
    23.2  -   Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1).
  **24.1  -   Powers of Attorney (included on the original signature pages hereof).
   *25.1  -   Form T-1 Statement of Eligibility of Trustee under the Senior
              Indenture.
   *25.2  -   Form T-1 Statement of Eligibility of Trustee under the
              Subordinated Indenture.


* The Company will file as an exhibit to a Current Report on Form 8-K or by post-effective amendment (i) any form of Debt Securities, Securities Warrant Agreement or Securities Warrants, and any Preferred Stock certificate or certificate of designations, (ii) any form of underwriting agreement to be used in connection with an offering of securities, (iii) any opinions of Vinson & Elkins L.L.P. not previously filed and (iv) any statement of eligibility of a trustee in connection with an offering of Debt Securities.
**   Filed herewith.


Item 17.  Undertakings.

     (a)  The registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on April 20, 2000.

                       FOREST OIL CORPORATION


                       By: /s/ Joan C. Sonnen
                          ----------------------------
                           Joan C. Sonnen
                           Vice President - Controller
                              and Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte and Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

       Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated.



          Signature                              Title                              Date
          ---------                              -----                              ----


/s/ Robert S. Boswell
____________________________
    Robert S. Boswell           Chairman and Chief Executive Officer           April 20, 2000
                                   (Principal Executive Officer)


/s/ David H. Keyte
____________________________
    David H. Keyte              Executive Vice President and Chief             April 20, 2000
                                   Financial Officer (Principal Financial
                                   Officer)


/s/ Joan C. Sonnen
____________________________
    Joan C. Sonnen              Vice President - Controller and Corporate      April 20, 2000
                                   Secretary (Principal Accounting
                                   Officer)


/s/ Philip F. Anschutz
____________________________
    Philip F. Anschutz          Director                                       April 20, 2000


          Signature                              Title                              Date
          ---------                              -----                              ----
/s/  William L. Britton
____________________________
     William L. Britton           Director                                       April 20, 2000


/s/  Cortlandt S. Dietler
____________________________
     Cortlandt S. Dietler         Director                                       April 20, 2000


/s/  Dod A. Fraser
____________________________
     Dod A. Fraser                Director                                       April 20, 2000


/s/  Cannon Y. Harvey
____________________________
     Cannon Y. Harvey             Director                                       April 20, 2000


/s/  James H. Lee
____________________________
     James H. Lee                 Director                                       April 20, 2000


/s/  J. J. Simmons, III
____________________________
     J. J. Simmons, III           Director                                       April 20, 2000


/s/  Craig D. Slater
____________________________
     Craig D. Slater              Director                                       April 20, 2000


/s/  Michael B. Yanney
____________________________
     Michael B. Yanney            Director                                       April 20, 2000

